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Exhibit 99.2 Diplomat Pharmacy, Inc. J.P. Morgan Healthcare Brian Griffin, Chairman and CEO Jan. 7, 2019 Conference J.P. Morgan Healthcare Conference January 2019

Disclaimers Forward Looking Statements This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Diplomat’s expectations regarding revenues, Adjusted EBITDA, EPS, net debt, market share, new business and contract wins, the expected performance of growth strategies, introduction of new limited-distribution drugs and biosimilars, key employee searches, impact of operational improvement initiatives and results of operational and capital expenditures. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information. These statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements. These risks and uncertainties include: our ability to adapt to changes or trends within the specialty pharmacy industry; a significant increase in competition from a variety of companies in the health care industry; possibility of client losses and/or the failure to win new business; entry into disadvantageous contracts; our ability to expand the number of specialty drugs we dispense and related services; maintaining existing patients; increasing consolidation in the healthcare industry; significant and increasing pricing pressure from third-party payors; complying with complex and evolving requirements and changes in state and federal government regulations, including Medicare and Medicaid; current or proposed legislative and regulatory policies designed to manage healthcare costs or alter healthcare financing practices; the amount of direct and indirect remuneration fees, as well as the timing of assessing such fees and the methodology used to calculate such fees; the outcome of material legal proceedings; our relationships with wholesalers and key pharmaceutical manufacturers; bad publicity about, or market withdrawal of, specialty drugs we dispense; revenue concentration of the top specialty drugs we dispense; managing our growth effectively; our ability to drive volume through a refreshed marketing strategy in traditional specialty pharmacy; our capability to penetrate the fragmented infusion market; the success of our strategy in the PBM space; failure to effectively differentiate our products and services in the PBM market place; our debt service obligations; our ability to effectively execute our acquisition strategy or successfully integrate acquired businesses, including any delays or difficulties in integrating the combined businesses, and the ability to achieve cost savings and operating synergies and the timing thereof; the dependence on our senior management and key employees and effective succession planning and managing recent turnover among key employees; and the additional factors set forth in “Risk Factors” in Diplomat’s Annual Report on Form 10-K for the year ended December 31, 2017 and in subsequent reports filed with or furnished to the Securities and Exchange Commission. Except as may be required by any applicable laws, Diplomat assumes no obligation to publicly update such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments, or otherwise. Non-GAAP Information We define Adjusted EBITDA as net income (loss) attributable to Diplomat before interest expense, income taxes, depreciation and amortization, share-based compensation, change in fair value of contingent consideration and other merger and acquisition-related expenses, restructuring and impairment charges, and certain other items that we do not consider indicative of our ongoing operating performance (which are itemized below in the reconciliation to net income (loss) attributable to Diplomat). Adjusted EBITDA is not in accordance with, or an alternative to, accounting principles generally accepted in the United States (“GAAP”). In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. You should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in the presentation, and we do not infer that our future results will be unaffected by unusual or non-recurring items. We consider Adjusted EBITDA to be a supplemental measures of our operating performance. We discuss Adjusted EBITDA because it is used by our Board of Directors and management to evaluate our operating performance. Adjusted EBITDA is also used as a factor in determining incentive compensation, for budgetary planning and forecasting overall financial and operational expectations, for identifying underlying trends, and for evaluating the effectiveness of our business strategies. Furthermore, we believe it assists us, as well as investors, in comparing performance from period-to-period on a consistent basis. Other companies in our industry may calculate Adjusted EBITDA differently than we do and these calculations may not be comparable to our Adjusted EBITDA. Due to the inherent difficulty of forecasting the timing and amount of certain items that would impact net income, we are unable to reasonably estimate the related impact of such items to net income, the GAAP financial measure most directly comparable to Adjusted EBITDA at this time. Accordingly, we are unable to provide a reconciliation of Adjusted EBITDA to net income with respect to the updated and forward-looking guidance provided herein. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a significant impact on our full-year GAAP financial results. Industry & Market Data Certain information in this presentation concerning our industry and the markets in which we operate is derived from publicly available information released by third-party sources, including independent industry and research organizations, and management estimates. Management estimates are derived from publicly available information released by independent industry and research analysts and other third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets, which we believe to be reasonable. We believe the data from these third-party sources is reliable. In addition, projections, assumptions, and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, as discussed in Diplomat’s reports filed with the Securities and Exchange Commission. These and other factors could cause results to differ materially from those expressed in the estimates made by these third-party sources. 2 J.P. Morgan Healthcare Conference January 2019

Specialty Focused Healthcare Services Company With Differentiated High-Touch Patient Care Model + Well-positioned to capitalize on market trends and an estimated specialty drug spend projected to grow to $330B by 2021. Diversified care management solutions well positioned to serve clients’ specialty needs. Competitive advantage driven by the Diplomat Difference: unparalleled brand recognition with patients, providers and pharma, predicated on our high-touch patient care model. Unique value proposition and payer sales strategy gaining traction in the market. Focused operational improvement initiatives driving increased profitability. + + + Diplomat Pharmacist + 3 J.P. Morgan Healthcare Conference January 2019

The Diplomat Difference Diversified, specialty-focused healthcare services company with a legacy of providing high-touch patient care + Largest independent provider of specialty pharmacy and infusion services Full-service middle-market PBM with differentiated capabilities in specialty and clinical programs Access to 120+ limited-distribution drugs (LDDs) Centers of Excellence: Deep clinical expertise in oncology, chronic inflammatory diseases, multiple sclerosis, immune globulin and home nutrition support Comprehensive medical-benefit drug management focus on site of care management and specialty gaps in care Robust physician and patient support services to optimize biosimilar adoption Live, high-touch patient contact to improve quality of care + + + + + + Diplomat Patient 4 J.P. Morgan Healthcare Conference January 2019

CastiaRx: Driving Growth and Operational Excellence

CastiaRx
BELIEVE IN BETTER

Bringing advanced solutions to the middle-market with a new PBM model built to manage the fastest growing cost within healthcare: specialty pharmacy

CastiaRx Value Proposition	Cross-Selling Opportunities	Driving Organic Growth + Operational Excellence
+ Address costs under the pharmacy and medical benefit + Flexible business models tailored to client's specific needs + Give payers analytics and insights to manage overall pharmacy trend + Empower members with intuitive digital tools	+ Access to our limited-distribution drugs + Solve client pain points under medical benefit: ▪ Upsell infusion and site of care clinical programs to the PBM client base + Upsell specialty and mail order to legacy PBM clients	+ Review underway to improve operational effectiveness/efficiency + Expand sales and account management teams + Improve key broker targeting + Strategic sales efforts to capitalize on industry consolidation + Improve medication adherence with Diplomat Centers of Excellence

Traditional PBM Services + Specialty Pharmacy = Specialty Benefit Management

DIPLOMAT | J.P. Morgan Healthcare Conference | January 2019 5

Payer Sales Strategy Provides Unique Value Proposition Driving integrated specialty care management with our specialty pharmacy and infusion assets to close specialty gaps in care, improve patient outcomes, and reduce total healthcare costs. Intelligence + Forecast engines + Comprehensive benefit analysis 6 J.P. Morgan Healthcare Conference January 2019 + Pipeline impact analytics + Predictive analytics medical drug + Site-of-care optimization + Biosimilars adoption + Medical injectable drug program + Shifting medical to pharmacy drug benefit + Emergency room, hospitalizations, and unplanned provider visits + Adverse event management + Care coordination + Dose optimization + Site-of-care optimization + Medical benefit drug management + Clinical drug medical benefit review + Split-fill and cycle management programs + Clinical treatment reviews + Health-related quality of life assessments + LDD supportive care model + Adverse event management + Split-fill and cycle management Forecast & Trend Channel Optimization Therapeutic Costs Healthcare Resource Utilization Clinical Care

Payer Strategy Gaining Traction and Driving New Client Wins Well positioned to gain new specialty carve-out business with health plans, health systems, and PBMs. Mid-tier and large health plans (2–4 million lives) dissatisfied with current specialty benefit management Only independent player to offer fully integrated specialty and infusion solutions that can reduce costs across the pharmacy and medical benefit with improved clinical outcomes Promised savings focused on unit costs have failed to rein in specialty trends and total costs 120+ limited-distribution drug portfolio drives competitive advantage for full specialty carve-out or wrap-around support and clinical care Shift toward a comprehensive clinical care model is driving specialty-only RFP volume Recent awards + Hospitality Rx (full specialty carve-out) + CSI Specialty Group (expanded LDD access and comprehensive clinical support) 7 J.P. Morgan Healthcare Conference January 2019

Specialty Infusion: Continued Strong Growth

DIPLOMAT | Specialty Infusion Group

DSIG is a fast-growing top-five home specialty infusion service provider focused on chronic conditions and long-term therapy to reduce total healthcare costs

Focus on Chronic Conditions

- Immune globulin
- Enzyme replacement therapy
- Bleeding disorders
- Hereditary angioedema
- Chronic inflammatory disease
- Specialty rare disease nutrition

Superior Clinical Management

Nutrition Support

THRIVE Rx
A DIVISION OF DIPLOMAT SPECIALTY INFUSION GROUP

Immune Globulin

BioFeedback for immune globulin

Site of Care Strategy

>50%

Reduced cost for home infusion vs hospital outpatient department with Immune Globulin.[1]

Growing portfolio of LDDs

Further enhances Diplomat's market position

1. Diplomat internal 2018 (Gamunex) data.

DIPLOMAT | J.P. Morgan Healthcare Conference | January 2019 8

Diplomat is Well Positioned to Capitalize on Attractive Market Trends Macro Growth Trends Diplomat Opportunity + Specialty drug spend projected to grow $330B by 2021 Specialty + Infusion market growth Trend of “limited-distribution” specialty drugs + Access to 120+ LDDs is a competitive advantage + + Greater profits and margins for Diplomat Reduced cost for payers and patients Generic and biosimilar wave Unmet needs of small to medium employers (SMEs) + CastiaRx has <1% share in the $100B SME market Demand to leverage data for better health outcomes + Partner with health plans to leverage data to improve care and reduce costs 9 J.P. Morgan Healthcare Conference January 2019 1. IQVIA Institute for Human Data Science, “Medicines Use and Spending in the U.S.,” May 2017.

Revised 2018 Full-Year Outlook Strong performance across all business units, while investing for future growth and profitability Total Revenue $5.5B–$5.6B Total Adjusted EBITDA* $167M–$170M GAAP EPS Net debt $(0.08)–$0.00 ~$630M 10 * Please refer to disclaimers regarding Non-GAAP Information on slide 2. J.P. Morgan Healthcare Conference January 2019

Preliminary 2019 Full-Year Outlook Continued strong growth in specialty and infusion due to payer-focused strategy Total Revenue Total Adjusted EBITDA* Flat-to Low-Single Digit $5.6B–$5.8B Percent YoY Growth Specialty Revenue PBM Revenue Leverage $5.1B–$5.3B $450M–$500M <3x net debt/EBITDA 11 * Please refer to disclaimers regarding Non-GAAP Information on slide 2. J.P. Morgan Healthcare Conference January 2019

Specialty Focused Healthcare Services Company With Differentiated High-Touch Patient Care Model Nation’s largest provider of specialty pharmacy services independent of payer ownership. Well-positioned to capitalize on market trends and an estimated specialty drug spend projected to grow $330B by 2021 + Diversified care management solutions well positioned to serve clients’ specialty needs + Infrastructure Employees Specialty Pharmacy Solutions Competitive advantage driven by the Diplomat Difference – unparalleled brand recognition with patients, providers and pharma, predicated on our high-touch patient care model + Unique value proposition and payer sales strategy gaining traction in the market + Pharma Services Infusion Focused operational improvement initiatives driving increased profitability + Innovation 12 J.P. Morgan Healthcare Conference January 2019 PBM

J.P. Morgan Healthcare Conference January 2019